MEDIA DEPOT, INC.

FINANCIAL STATEMENTS

September 30, 2007 and December 31, 2006

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Media Depot, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Media Depot, Inc. (A Development Stage Company) as of September 30, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for September 30, 2007, December 31, 2006, and December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Depot, Inc. (A Development Stage Company) as of September 30, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for September 30, 2007, December 31, 2006, and December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 30, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

MEDIA DEPOT, INC.
Balance Sheets

ASSETS

	September 30,	December 31,
	2007	2006
CURRENT ASSETS

Cash	$48,078	$21,757
Accounts receivable, net	123,556	274,713

Total Current Assets	171,634	296,470

TOTAL ASSETS	$171,634	$296,470

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable	$398	$1,494
Payable to related parties	145,433	254,075

Total Liabilities	145,831	255,569

STOCKHOLDERS' EQUITY

Common stock, no par value, unlimited authorized	1,000	1,000
1,000 shares issued and outstanding
Additional paid-in capital	21,120	21,120
Retained earnings	3,683	18,781

Total Stockholders' Equity	25,803	40,901

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$171,634	$296,470

The accompanying notes are an integral part of these financial statements.
3

MEDIA DEPOT, INC.
Statements of Operations

	Nine Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2007	2006	2005
REVENUES

Advertising revenue	$663,293	$1,541,451	$311,910

Total Revenue	663,293	1,541,451	311,910

COST OF GOODS SOLD	608,500	1,447,063	256,045

Gross Margin	54,793	94,388	55,865

EXPENSES

General and administrative	70,467	88,152	44,162

Total Expenses	70,467	88,152	44,162

Income (Loss) from Operations	(15,674)	6,236	11,703

OTHER INCOME (EXPENSES

Interest income	576	511	331

Net Income (Loss)	$(15,098)	$6,747	$12,034

PER SHARE DATA:

Basic and diliuted income (loss) per share	$(15.10)	$6.75	$12.03

Weighted average number of shares outstanding
	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.
4

MEDIA DEPOT, INC.
Statements of Stockholders' Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit

Balance at inception	-	$-	$-	$-

Shares issued for cash	1,000	1,000	21,120	-

Net income for the year ended December 31, 2005
	-	-	-	12,034

Balance, December 31, 2005	1,000	1,000	21,120	12,034

Net income for the year ended December 31, 2006
	-	-	-	6,747

Balance, December 31, 2006	1,000	1,000	21,120	18,781

Net income for the nine months ended September 30, 2007
	-	-	-	(15,098)

Balance, September 30, 2007	1,000	$1,000	$21,120	$3,683

The accompanying notes are an integral part of these financial statements.
5

MEDIA DEPOT, INC.
Statements of Cash Flows

	Nine Months Ended	Year Ended	Year Ended
	September, 30	December 31,	December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(15,098)	$6,747	$12,034
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and amortization	-	-	-
Changes in Operating Assets and Liabilities:
(Increase) decrease in accounts receivable	151,157	(240,763)	(33,950)
Increase (decrease) in related party payable	-	-	-
Increase (decrease) in accounts payable	(109,738)	228,904	23,785

Net Cash Provided (Used) by Operating Activities	26,321	(5,112)	1,869

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	-	-	-

Net Cash Provided (Used) By Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	-	-	-

Net Cash Provided (Used) By Financing Activities	-	-	-

INCREASE (DECREASE) IN CASH	26,321	(5,112)	1,869

CASH AT BEGINNING OF PERIOD	21,757	26,869	25,000

CASH AT END OF PERIOD	$48,078	$21,757	$26,869

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$-	$-	$-
Income taxes	$-	$-	$-

Non Cash Financing Activities:
None	$-	$-	$-

The accompanying notes are an integral part of these financial statements.
6

MEDIA DEPOT, INC.

Notes to the Financial Statements

September 30, 2007 and December 31, 2006

NOTE 1 -	NATURE OF ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on March 3, 2005 with a principal business objective of offering a full line of advertising services to manufacturers, distributors and dealers across the United States and Canada. The Company specializes in co-op advertising and offers services ranging from buying and planning media in radio, TV, cable, print or outdoor advertising, to creating print ads and producing electronic commercials.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

MEDIA DEPOT, INC.

Notes to the Financial Statements

September 30, 2007 and December 31, 2006

NOTE 1 -	NATURE OF ORGANIZATION (continued)

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At September 30, 2007 and December 31, 2006, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Net Income Per Share

The Computation of basic net income per share of common stock is based on the weighted average number of shares outstanding during the period.

For the Nine Months Ended September 30, 2007	For the Year For the Year Ended Ended December 31, December 31, 2006 2005

Net Income (Loss)                                         $  (15,098)                        $    6,747                        $ 12,034

Shares (denominator)                                             1,000                               1,000                             1,000

Per share amount                                          $       15.10                        $       6.75                        $   12.03

k.	Income Taxes

The Company has elected to be taxed as a Sub-chapter S corporation whereby the income and expenses of the Company are taxed at the shareholder level. Accordingly, there is no income tax expense (benefit) on the Company’s financial statements.

l.	Accounts Receivable

The Company’s accounts receivable are net of the allowance for the estimated doubtful accounts of $-0- and $-0- as of September 30, 2007 and December 31, 2006.

MEDIA DEPOT, INC.

Notes to the Financial Statements

September 30, 2007 and December 31, 2006

NOTE 2 -	SUBSEQUENT EVENTS

On On October 12, 2007, the Company finalized an agreement to be acquired by Calypso Financial Services, Inc., (Calypso) a Nevada corporation. The acquisition will be facilitated by merging the Company into a newly created, wholly-owned subsidiary, of the Calypso, with the Company being the surviving entity. As a result of the transaction, the Company will become Calypso’s wholly-owned subsidiary.

Under the terms of the agreement and as consideration for the acquisition, the current holders of the Company common stock will receive an aggregate of 3.5 million shares of Calypso’s authorized, but previously unissued common stock. These shares will represent approximately 70% of the total outstanding shares following the transaction. Additionally, Calypso will reserve an additional 5.0 million shares of its authorized but unissued common stock for possible future issuance in connection with potential acquisitions of other businesses, entities or assets related to the business of the Company. However, there is no present commitment or definitive agreement to issue any of these shares and no assurances can be given that any future acquisitions will be finalized.

On October 12, 2007, Calypso’s board of directors approved the execution of the agreement with the Company. The board also approved a proposal to take all necessary and appropriate actions to change Calypso’s corporate domicile from Delaware to Nevada and to change the corporate name to Calypso Media Services Group, Inc.